EXHIBIT 8(v)

               FORM OF AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

                                  BY AND AMONG

                               PIMCO ADVISORS VIT
          (FORMERLY KNOWN AS QUEST FOR VALUE ACCUMULATION TRUST, INC.)

                                       AND

                       INDIANAPOLIS LIFE INSURANCE COMPANY
           (SUCCESSOR IN INTEREST TO IL ANNUITY AND INSURANCE COMPANY)

                                       AND

                                OCC DISTRIBUTORS
                (FORMERLY KNOWN AS QUEST FOR VALUE DISTRIBUTORS)

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                                                                    EXHIBIT 8(v)

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
                   ------------------------------------------

                                  By and Among

                               PIMCO ADVISORS VIT
                               ------------------
          (formerly known as Quest for Value Accumulation Trust, Inc.)

                                       And

                       INDIANAPOLIS LIFE INSURANCE COMPANY
                       -----------------------------------
           (Successor in Interest to IL Annuity and Insurance Company)

                                       And

                                OCC DISTRIBUTORS
                                ----------------
                (formerly known as Quest for Value Distributors)

            The Participation Agreement, made and entered into August, 1995 by and among INDIANAPOLIS LIFE INSURANCE COMPANY (successor in interest to IL Annuity and Insurance Company), a stock life insurance company organized under the laws of Indiana, on its own behalf and on behalf of each separate account named in the attached Schedule 1, PIMCO Advisors VIT (formerly known as Quest for Value Accumulation Trust, Inc.), an open-end diversified management investment company organized under the laws of Massachusetts, and OCC Distributors (formerly known as Quest for Value Distributors), a Delaware general partnership, is hereby amended effective as of June 30, 2003, as follows:

         1. All references to IL Annuity and Insurance Company are hereby changed to "Indianapolis Life Insurance Company" to reflect the statutory merger of IL Annuity and Insurance Company with and into its parent, Indianapolis Life Insurance Company.

         2. All references to Quest for Value Accumulation Trust are hereby changed to "PIMCO Advisors VIT" to reflect the name change of the Fund.

         3. All references to Quest for Value Distributors are hereby changed to "OCC Distributors" to reflect the name change of the Underwriter.

         4. Article XI is hereby deleted in its entirety and replaced with the following Article XI:

                                   ARTICLE XI

                                     NOTICES
                                     -------

         Any notice shall be deemed duly given only if sent by hand, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the

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other party. All notices shall be deemed given three business days after the date received or rejected by the addressee.

         If to the Fund:

                  [Mr. Bernard H. Garil]
                  [President]
                  PIMCO Advisors VIT
                  [200 Liberty Street]
                  [New York, NY 10281]

         If to the Company:

                  Indianapolis Life Insurance Company
                  555 South Kansas Avenue
                  Topeka, Kansas 66603
                  Attention:  Michael H. Miller, Vice President

         and

                  Ameritas Life Insurance Corp.
                  5900 O Street
                  Lincoln, Nebraska 68510
                  Attention:  Debra Powell

         If to the Underwriter:

                  [Mr. Thomas E. Duggan]
                  [Secretary]
                  [200 Liberty Street]
                  [New York, NY 10281]

5. Schedule 1 is hereby deleted and replaced by the attached Schedule 1.

6. Schedule 2 is hereby deleted and replaced by the attached Schedule 2.

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to the Participation Agreement to be executed in its name and behalf by its duly authorized representative as of June 30, 2003.

                                            Company:
                                            --------

                                            INDIANAPOLIS LIFE INSURANCE COMPANY

                                            By:_________________________________

                                            Fund:
                                            -----

                                            PIMCO ADVISORS VIT

                                            By:_________________________________

                                            Underwriter:
                                            ------------

                                            OCC DISTRIBUTORS

                                            By:_________________________________




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                                   SCHEDULE 1

The following separate accounts of Indianapolis Life Insurance Company are permitted in accordance with the provisions of this Amendment to the Participation Agreement to invest in Portfolios of the Fund shown in Schedule 2:

                            ILICO Separate Account 1





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                                   SCHEDULE 2

The separate account(s) shown on Schedule 1 may invest in the following Portfolios of the PIMCO Advisors VIT:

                             OpCap Managed Portfolio
                            OpCap Small Cap Portfolio





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